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                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                                                                    EXHIBIT 23.1






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



                                            /s/ ARTHUR ANDERSEN LLP
                                            ARTHUR ANDERSEN LLP



Los Angeles, California
December 27, 1999